Exhibit 99.1

Ultratech Announces Fourth Quarter and Year-End 2013 Results

SAN JOSE, Calif.--(BUSINESS WIRE)--January 30, 2014--Ultratech, Inc. (Nasdaq: UTEK) a leading supplier of lithography, laser-processing and inspection systems used to manufacture semiconductor devices and high-brightness LEDs (HB-LEDs), today announced unaudited results for the three-month and one-year periods ended December 31, 2013.

For the fourth quarter of fiscal 2013, Ultratech reported net sales of $24.0 million as compared to $65.6 million during the fourth quarter of fiscal 2012. Ultratech's net loss for the fourth quarter of 2013 was $20.6 million, or $(0.73) per share, as compared to net income of $13.4 million, or $0.48 per share (diluted), for the same quarter last year. The net loss for the fourth quarter of fiscal 2013 includes an expense of $0.22 per share due to an inventory reserve taken in connection with inventory write-downs.

Ultratech's net sales for the year ended December 31, 2013 were $157.3 million, as compared to $234.8 million for fiscal 2012. Ultratech posted a net loss for the year ended December 31, 2013 of $13.8 million, or $(0.49) per share, including such inventory reserves, as compared to net income of $47.2 million, or $1.70 per share (diluted), in fiscal 2012.

“2013 was a challenging year for the capital equipment industry in general and Ultratech specifically,” commented Arthur W. Zafiropoulo, Chairman and Chief Executive Officer of Ultratech. “We continued to be adversely impacted by shifts in spending by our customers throughout the year due in part to delays in adoption of advanced technologies such as FinFETs. This adversely impacted our sales, which are characterized by high average system selling prices and low unit volumes. We remain confident that our robust family of innovative technology product offerings in advanced packaging, laser spike annealing, wafer inspection and high-brightness LEDs provide us with a solid foundation to improve our sales once the industry rebounds.”

At December 31, 2013, Ultratech had $297.0 million in cash, cash equivalents and short-term investments. Working capital was $349.1 million and stockholders' equity was $13.88 per share based on 27,854,552 total shares outstanding as of December 31, 2013.

Conference Call Information

The conference call will be broadcast live over the Internet beginning at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time on Thursday, January 30, 2014. To listen to the call, dial 877/941-1427 (toll free) or 480/629-9664 (international) 10 minutes prior to the start time. The passcode is 4660937. A live webcast will also be available on the Investor Relations section of Ultratech’s website at http://ir.ultratech.com. A replay of the call will be available at the same location or by dialing 800/406-7325 and entering access code 4660937.

Safe Harbor

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can generally be identified by words such as “anticipates,” “expects,” “remains,” “thinks,” “intends,” “believes,” “estimates,” and similar expressions and include management's current expectation of its longer term prospects for success. These forward-looking statements are based on our current expectations, estimates, assumptions and projections about our business and industry, and the markets and customers we serve, and they are subject to numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Such risks and uncertainties include the timing and possible delays, deferrals and cancellations of orders by customers; quarterly revenue fluctuations; industry and sector cyclicality, instability and unpredictability; market demand for consumer devices utilizing semiconductors produced by our clients; our ability to manage costs; new product introductions, market acceptance of new products and enhanced versions of our existing products; reliability and technical acceptance of our products; our lengthy sales cycles, and the timing of system installations and acceptances; lengthy and costly development cycles for laser-processing and lithography technologies and applications; competition and consolidation in the markets we serve; improvements, including in cost and technical features, of competitors’ products; rapid technological change; pricing pressures and product discounts; our ability to collect receivables; customer and product concentration and lack of product revenue diversification; inventory obsolescence; general economic, financial market and political conditions and other factors outside of our control; domestic and international tax policies; cybersecurity threats in the United States and globally that could impact our industry, customers, and technologies; and other factors described in our SEC reports including our Annual Report on Form 10-K filed for the year ended December 31, 2012, and our Quarterly Report on Form 10-Q for the three months ended September 28, 2013. Due to these and other factors, the statements, historical results and percentage relationships set forth herein are not necessarily indicative of the results of operations for any future period. We undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date of this release.

About Ultratech: Ultratech, Inc. (Nasdaq: UTEK) designs, builds and markets manufacturing systems for the global technology industry. Founded in 1979, Ultratech serves three core markets: front-end semiconductor, back-end semiconductor, and nanotechnology. The company is the leading supplier of lithography products for bump packaging of integrated circuits and high-brightness LEDs. Ultratech is also the market leader and pioneer of laser spike anneal technology for the production of advanced semiconductor devices. In addition, the company offers solutions leveraging its proprietary coherent gradient sensing (CGS) technology to the semiconductor wafer inspection market and provides atomic layer deposition (ALD) tools to leading research organizations, including academic and industrial institutions. Visit Ultratech online at: www.ultratech.com.

(UTEK-F)

ULTRATECH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
(In thousands, except per share amounts)	2013	2012	2013	2012
Total net sales*	$24,028	$65,591	$157,272	$234,825

Cost of sales:
Cost of products sold	18,669	24,925	77,740	89,750
Cost of services	3,337	3,464	12,150	13,265
Total cost of sales	22,006	28,389	89,890	103,015
Gross profit	2,022	37,202	67,382	131,810
Operating expenses:
Research, development and engineering	8,969	7,805	33,582	30,085
Selling, general, and administrative	13,593	12,389	48,858	45,327
Operating income (loss)	(20,540)	17,008	(15,058)	56,398
Interest expense	-	11	(48)	5
Interest and other (expense) income, net	(108)	358	190	566

Income (loss) before income taxes	(20,648)	17,377	(14,916)	56,969
Provision (benefit) for income taxes	(81)	4,003	(1,147)	9,782

Net income (loss)	$(20,567)	$13,374	$(13,769)	$47,187
Earnings per share - basic:
Net income (loss)	$(0.73)	$0.49	$(0.49)	$1.76
Number of shares used in per share calculations - basic	28,222	27,343	28,106	26,881
Earnings per share - diluted:
Net income (loss)	$(0.73)	$0.48	$(0.49)	$1.70
Number of shares used in per share calculations - diluted	28,222	27,989	28,106	27,705

* Systems sales	$14,169	$53,374	$116,546	$191,850
Parts sales	4,699	7,467	23,794	23,861
Service sales	5,060	4,750	16,432	17,811
License sales	100	-	500	1,303
Total sales	$24,028	$65,591	$157,272	$234,825

ULTRATECH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
(In thousands )	2013	2012*
ASSETS	(Unaudited)

Current assets:
Cash, cash equivalents and short-term investments	$297,035	$302,508
Accounts receivable	34,441	42,464
Inventories, net	47,784	46,794
Prepaid expenses and other current assets	5,498	8,305
Total current assets	384,758	400,071

Equipment and leasehold improvements, net	21,811	19,801
Intangibles assets, net	15,735	12,282
Other assets	11,860	4,832

Total assets	$434,164	$436,986

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable	$5,120	$1,000
Accounts payable	8,914	17,741
Deferred product and service income	6,574	16,964
Other current liabilities	15,095	14,860
Total current liabilities	35,703	50,565

Other liabilities	11,923	11,235

Stockholders' equity	386,538	375,186

Total liabilities and stockholders' equity	$434,164	$436,986

* The balance sheet as of December 31, 2012 has been derived from the audited financial statements as of that date.

CONTACT:
Company Contact:
Bruce R. Wright, 408-321-8835
Senior Vice President and CFO
or
Investor Relations Contact:
The Blueshirt Group
Suzanne Schmidt, 415-217-4962
suzanne@blueshirtgroup.com
Melanie Solomon, 415-217-4964
melanie@blueshirtgroup.com